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                                                                  EXHIBIT 10.33



February 13, 1997


Mr. Viren Sheth
Tristar Corporation
12500 San Pedro, Suite 500
San Antonio, Texas 78216

RE: Employment Agreement dated April 19, 1996 by and between Tristar Corporation and Joseph DeKama

Dear Viren:

Notice is hereby given that effective immediately I resign my position as an employee and as Executive Vice President and Director of Sales of Tristar Corporation for the United States and Canada. Thank you for the opportunity to serve.

As per our agreement in connection with this resignation, we are executing a Independent Contractor Agreement and a Transition Agreement for transfer of the New York Tristar Office and assets, which are attached hereto as Exhibit A & B and incorporated herein by reference, and I agree that my future business activity will be restricted in accordance with the terms and provisions of the Independent Contractor relationship.

I hereby acknowledge that as of March 1, 1997, I owe the sum of $133,818.44 to Tristar Corporation, which sum is represented by Promissory Notes dated October 16, 1996 in the original principal amounts of $45,000.00 and $100,000.00, respectively, copies of such Promissory Notes are attached hereto and marked Exhibit B and incorporated herein by reference (the "Promissory Notes"). I agree such Promissory Notes will be paid in accordance with their terms. If such Promissory Notes are not paid in accordance with their terms (i.e. in monthly principal payments of $1,875.00 and $2,777.78, respectively, plus accumulated interest on such notes), Tristar is hereby authorized to offset the payments to be made under the Independent Contractor Agreement to use as payment of the monthly sums due under the Promissory Notes. Upon any such event of offset, I will continue to be bound by the terms, conditions and restrictions set forth in the Independent Contractor Agreement.

With the acceptance of both parties of this resignation, it is agreed by both parties each will be held harmless as to all matters occurring prior to the date hereof, whether known or unknown, including all aspects of the prior contractual agreement.

Sincerely,


Joseph Dekama


This resignation is hereby approved and accepted:



TRISTAR CORPORATION


BY:                                         Date:
   ------------------------------------           -------------------------
      Viren S. Sheth, President